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                                                                Exhibit 2.7


EXECUTION COPY

                                 AMENDMENT NO. 1

                                       TO

                   REGISTRATION RIGHTS AGREEMENT AND WAIVER

                             Dated January 27, 2003

                                  By and Among

                             AMARIN CORPORATION PLC,

                        ELAN INTERNATIONAL SERVICES, LTD.

                                       AND

                             MONKSLAND HOLDINGS B.V.
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                                AMENDMENT NO. 1
                                       TO
                   REGISTRATION RIGHTS AGREEMENT AND WAIVER

            THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT AND WAIVER (this "Amendment") is made on the 27th day of January, 2003 by and among Amarin Corporation plc, a company organized under the laws of England (the "Company"), Elan International Services, Ltd., a Bermuda exempted company ("EIS"), and Monksland Holding B.V., a company organized under the laws of the Netherlands ("Monksland").

                                    RECITALS

            WHEREAS, the Company (under its previous name Ethical Holdings plc) and Monksland are parties to that certain Registration Rights Agreement dated as of October 21, 1998 (the "Agreement");

            WHEREAS, concurrently herewith, the Company has requested that Monksland and EIS sell, and Monksland and EIS may agree to sell, certain Ordinary Shares (as defined in the Agreement) owned by them to unaffiliated third parties (the "New Investors");

            WHEREAS, the Company will benefit from any such transfer of Ordinary Shares from Monksland and EIS to the New Investors;

            WHEREAS, Monksland and the Company wish to amend the Agreement to provided, among other things, that all of the Ordinary Shares and ADSs owned by EIS and Monksland (including any owned by virtue of the conversion of Convertible Preference Shares) will be "Registrable Securities" (as defined in the Agreement) and to waive any other registration rights they may have against the Company other than pursuant to this Agreement, with the intent and effect that EIS shall with effect from the date hereof become a party to the Agreement (as hereby amended); and

            WHEREAS, Section 9(c) of the Agreement provides that the Agreement may be amended with the written consent of the Holders of a majority of the Registrable Securities (as such term is defined in the Agreement) then outstanding.

                                        AGREEMENT

            THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Amendments.

      (a) The definitions of "Company" and "Holders" in Section 1 of the Agreement are deleted in their entirety and replaced as follows:

            "`Company' shall mean Amarin Corporation plc, a company incorporated in England and Wales with registered number 2353920, and any successor company."


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            "`Holders' shall mean any person owning or having the right to acquire Registrable Securities, but shall not include any purchaser named in that certain Stock Purchase Agreement between EIS and the purchasers named therein which agreement is entered into in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or supplemented."

      (b) A new definition is added to Section 1 of the Agreement as follows:

            "`EIS' shall mean Elan International Services, Ltd., a Bermuda exempted company."

      (c) The definition of "Registrable Securities" in Section 1 of the Agreement is deleted in its entirety and replaced as follows:

            "`Registrable Securities' shall mean (i) the 700,000 Ordinary Shares acquired by Monksland pursuant to the share purchase agreement dated August 31, 1995; (ii) the 40,000 ADSs acquired by Monksland in an open market purchase in August 1995; (iii) the 500,000 ADSs acquired by Monksland in an open market purchase in January 1999; (iv) the 4,000,000 Ordinary Shares issuable upon conversion of the Debenture purchased by EIS (as assignee of Monksland) pursuant to the Convertible Term Loan Agreement; and (v) the Ordinary Shares previously received or to be received upon conversion of the 4,129,819 Convertible Preference Shares of the Company purchased by EIS (as assignee of Monksland) pursuant to the Second Subscription Agreement dated as of December 30, 1999 including the conversion of any part thereof (in the case of each of clauses (i) through (v) as such Ordinary Shares, Convertible Preference Shares or ADSs have been or may be adjusted for consolidations and/or stock splits and including any stock dividends or similar distributions on any such Ordinary Shares, Convertible Preference Shares or ADSs), until, in the case of any such ADS or Ordinary Share, (A) it has been registered pursuant to the Securities Act and the Registration Statement covering such ADS or Ordinary Share remains effective or such ADS or Ordinary Share has been disposed of pursuant to a Registration Statement covering it; provided, that any Ordinary Share and ADS not yet sold under the registration statement to be filed in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or supplemented, shall be "Registrable Securities,"
      (B) subject to Section 7 hereof, it is eligible for resale by the Holder pursuant to Rule 144, (C) subject to Section 8 hereof, it shall have been otherwise transferred and a new certificate or certificates for such security not bearing a legend restricting further transfer shall have been delivered by the Company or (D) it ceases to be outstanding."

      (d) Unless the context requires otherwise, all references in the Agreement to the "Purchaser" shall be deemed to mean Monksland, EIS and each other Holder.

      (e) Section 2(a) of the Agreement is deleted in its entirety and replaced with the following:


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            "(a) Requests for Registration. At any time after October 1, 2003, any Holder or Holders who collectively hold Registrable Securities representing at least 5% of the Registrable Securities then outstanding shall have the right (subject to the limitations set forth below), exercisable by written notice to the Company (each, a "Registration Request"), to have the Company prepare and file with the Commission a Registration Statement under the Securities Act covering the Registrable Securities that are the subject of such Registration Request (each, a "Demand Registration"). Within 10 days after receipt of any such Registration Request, the Company will give written notice of such Registration Request to all other Holders of Registrable Securities. The Company shall include such other Holders' Registrable Securities in such Registration Statement if they have responded affirmatively within 10 days after the receipt of the Company's notice. The Company shall, within 60 days of receiving a Demand Request, file a Registration Statement with the SEC covering the offering and sale of the Registrable Securities which the Holders have requested to be included in such Registration Statement; provided, that for so long as the registration statement to be filed in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or supplemented, has been filed and has become and remains effective (the "Effectiveness Condition"), the Company shall not be required to file a Registration Statement pursuant to this Section 2(a) prior to January 1, 2004. The Holders shall be permitted, in the aggregate amongst all Holders, two Demand Registrations hereunder. A Registration Request under this Section 2(a) will not count as a Demand Registration until the registration statement has become effective. If the Holders of a majority of the Registrable Securities included in a Registration Statement filed pursuant to this Section 2(a) so elect after determining in good faith that an underwritten offering is in such Holders' best economic interest, the offering of Registrable Securities pursuant to the Registration Statement shall be affected in the form of an underwritten offering; provided, that at least 1,000,000 Registrable Securities (as adjusted for any stock split or similar action occurring after the date of this Amendment) shall be included in such offering; provided, further, that for so long as the Effectiveness Condition is met, the Holders may not commence any underwritten offering pursuant to this Section 2(a) prior to January 1, 2004."

      (f) The second subsection 2(b) is redesignated "2(c)" and new subsections 2(d) though 2(g) are added to Section 2 of the Agreement as follows:

            "(d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

                  (i) first, the Registrable Securities requested to be included in such registration by the Holders (or, if necessary, such Registrable Securities pro rata


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            among the Holders thereof based upon the number of Registrable
            Securities requested to be included in such registration by each such Holder or such other arrangement agreed to among the Holders); and

                  (ii) thereafter, other securities requested to be included in such registration, as determined by the Company.

      The Holders of any Registrable Securities to be included in such an underwritten offering shall enter into an underwriting agreement (which shall be in customary form, may include agreements as to indemnification and contribution and shall provide that the representations and warranties by the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders).

            (e) Right to Piggyback. If at any time the Company shall propose to register any ADSs or Ordinary Shares under the Securities Act (other than in a registration statement (x) relating solely to sales of securities to participants in a Company dividend reinvestment plan, (y) on Form F-4 or any successor form in connection with an acquisition or exchange offer or
      (z) relating solely to an offering of securities to the existing shareholders or employees of the Company), the Company (i) will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and (ii) subject to Section 2(e) and the other terms of this Agreement, will include in such registration all Registrable Securities which are permitted under applicable securities laws to be included in the form of Registration Statement selected by the Company and with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice (each, a "Piggyback Registration"). The Holders will be permitted to withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

            (f) Priority on Piggyback Registrations. If a Piggyback Registration is to be an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

                  (i) first, the securities the Company proposes to sell for its own account;

                  (ii) second, the securities to be included for the account of any shareholder (other than the Holders) pursuant to any demand or similar registration right;

                  (iii) third, the Registrable Securities requested to be
            included in such registration by the Holders and any securities requested to be included in such registration by any other person pursuant to a piggyback registration request, other than persons having a lower priority of registration than the Holders, pro rata among the Holders of such Registrable Securities and such other persons, on the basis of the number of securities requested to be included in such registration by each of such Holders and such other persons; and


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                  (iv) thereafter, other securities requested to be included in such registration, as determined by the Company.

      The Holders of any Registrable Securities to be included in an underwritten offering shall enter into an underwriting agreement (which shall be in customary form, may include agreements as to indemnification and contribution, and shall provide that the representations and warranties by the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders).

            (g) Right to Terminate Registration. If at any time after giving written notice of its intention to register any of its securities or any securities of any other holder registering securities other than the Registrable Securities as set forth in Section 2(e) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). (g) The last sentence of Section 4(a) of the Agreement is deleted in its entirety and replaced with the following:

            "The Company shall not file a Registration Statement under Section 2(a) hereof or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object on a timely basis and the Company shall not file a Registration Statement under Section 2 hereof or any such Prospectus or any amendment or supplement thereto containing any statement about a Holder to which such Holder shall reasonably object on a timely basis."

            (h) A new Section 4(n) of the Agreement is added to the Agreement as follows:

            "(n) In each underwritten offering effected pursuant to Section 2, the Company shall use commercially reasonable efforts to cause its senior management to assist in customary selling efforts relating to the Registrable Securities included in such underwritten offering as reasonably requested by the managing underwriter, including, but not limited to, participating in usual and customary "roadshows" in connection with such underwritten offering."

      (i) Section 5 of the Agreement is deleted in its entirety and replaced with the following:

      "5.   Registration Expenses

            The Company shall bear all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees and expenses of compliance with securities or blue sky laws, including without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of Registrable Securities, printing expenses, the fees and expenses incurred in connection


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      with the listing of the securities to registered on any securities exchange on which such securities are listed (if any), fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit conducted at the Company's option or "cold comfort" letters required by or incident to such performance), fees of the depositary with respect to any exchange of Ordinary Shares for ADSs by any Holder and any out-of-pocket expenses of the Company and management of the Company in connection with any "roadshow." Notwithstanding anything in this Section 5 to the contrary, the Company shall not be required to bear the expense of any underwriting discounts or commissions or brokerage commissions or reimburseable expenses of the underwriter, in each case, attributable to the sale of the Registrable Securities or any out-of-pocket expenses of the Holders, including travel costs (unless such travel costs are incurred in connection with travel requested by the Company), or the costs of any counsel or any other advisers engaged by the Holders to represent or advise them in connection with the transactions contemplated by this Agreement."

      (j) Section 8 of the Agreement is amended by adding a third paragraph as follows:

            "Notwithstanding the first paragraph of this Section 8, the investment banker or investment bankers and manager or managers that will manage an underwritten offering pursuant to a Piggyback Registration will be selected by the Company after consultation with the Holders and shall be reasonably acceptable to the Holders of a majority of the Registrable Securities included in such offering."

      (k) Clause (i) of Section 9(d) of the Agreement is deleted in its entirety and replaced with the following:

            "(i) If to Monksland, to it at

            Monksland Holdings B.V.
            Rivierstaete Office Building - 6th Floor
            Amsteldijk 166
            1079 LH Amsterdam
            The Netherlands

            Attention: Pieter Bosse/Marielle Stijger
            Fax: +31 20 642 3185


            If to EIS, to it at:

            c/o Elan International Services Ltd.
            102 St. James Court
            Flatts,
            Smiths FL04
            Bermuda


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            Attention: Secretary
            Fax: +1 441 292 2224

            with a copy (in the case of each of Monksland and EIS) to:

            Cahill Gordon & Reindel
            80 Pine Street
            New York, New York 10005
            Facsimile: (212) 269-5420
            Attention: William M. Hartnett, Esq."

            (ii) If to the Company to:

            Amarin Corporation plc
            7 Curzon Street
            London W1J 5HG
            England

            Facsimile: +44 20 7499 9004
            Attention: General Counsel & Company Secretary

            With a copy to:

            Covington & Builing
            265 Strand
            London WC2R 1BH

            Facsimile: +44 20 7067 2222
            Attention: Kelly Vance, Esq."

      (l) Section 9(e) of the Agreement is deleted in its entirety and replaced with the following:

            "(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each of the parties hereto. The rights granted to any Holder under this Agreement may be assigned to any person in connection with any transfer or assignment of Registrable Securities by a Holder; provided that (a) such transfer is otherwise in accordance with applicable securities laws and any agreement with the Company to which the Holder is a party and (b) if not already a party hereto, the assignee or transferee agrees in writing prior to such transfer to be bound by the provisions of this Agreement; and provided further that the Holder shall not be entitled to assign any of its rights or obligations under this Agreement to any purchaser named in that certain Stock Purchase Agreement between EIS and the purchasers named therein in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or supplemented.

2. Waiver of Other Registration Rights. Each of EIS and Monksland hereby irrevocably waive any other registration rights they may have (other than the rights granted to EIS and Monksland with respect to the registration statement to be filed by the Company in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or supplemented) including pursuant to the registration rights agreement dated as of August 31, 1995 and the Second Subscription Agreement dated as of December 30, 1999.

3. Effect of Prior Agreement. Except as set forth herein, the Agreement shall remain in full force and effect. The Agreement and this Amendment shall be read and construed as one agreement. If any of the terms of the Agreement shall conflict with any of the terms of this Amendment, the terms of this Amendment shall control.

4. Acknowledgment by EIS and Monksland. Each of EIS and Monksland hereby consent to the registration rights granted by the Company to the investors in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or


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supplemented and any shares purchased by such investors from EIS(provided that
EIS and Monksland do not consent to any increase in the registration rights beyond those described in such Amended Confidential Private Placement Memorandum as of the date hereof except that such registration statement may remain effective with respect to such investors for up to two years from the date it becomes effective).

5. Agreement by the Company. The Company hereby agrees (i) to include all of the Registrable Securities in the registration statement filed in connection with the Company's private placement of Ordinary Shares as described in the Company's Amended Confidential Private Placement Memorandum, dated December 10, 2002, as the same may be amended or supplemented; (ii) to file such registration statement with the Securities and Exchange Commission no later than April 24, 2003; (iii) to use reasonable efforts to cause such registration statement to become effective no later than June 24, 2003; and (iv) to keep such registration statement effective until the earlier of (x) two years from the date such registration statement becomes effective and (y) the date on which all Registrable Securities of EIS and Monksland have either been sold pursuant to such registration statement or registered pursuant to Section 2(a) hereof.

6. Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

7. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

8. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     AMARIN CORPORATION PLC


                                     By: /s/ Richard Stewart
                                     Name: Richard Stewart
                                     Title: Chief Executive Officer

                                     MONKSLAND HOLDINGS BV


                                     By: /s/ Pieter Bosse and Klass Van Blanken
                                        Name: Pieter Bosse and Klass Van Blanken
                                        Title: Managing Directors

                                     ELAN INTERNATIONAL SERVICES, LTD.


                                     By: /s/ Kevin Insley
                                        Name: Kevin Insley
                                        Title: President